Exhibit 10.1

Execution Copy

AMENDMENT NO. 1 TO THE

ASSET PURCHASE AGREEMENT

THIS AMENDMENT, dated as of August 3, 2012 (this “Amendment”), to the Asset Purchase Agreement, dated as of June 20, 2012, by and among FEDERAL SIGNAL CORPORATION, a Delaware corporation (“Seller Parent”), FEDERAL SIGNAL TECHNOLOGIES, LLC, a Delaware limited liability company, VESYSTEMS, LLC, a Delaware limited liability company, SIRIT INC., organized in Canada, SIRIT CORP., a Texas corporation, FEDERAL APD INCORPORATED, a Michigan corporation, DIAMOND CONSULTING SERVICES LIMITED, organized under the laws of England, PIPS TECHNOLOGY INC., a Tennessee corporation, PIPS TECHNOLOGY LIMITED, organized under the laws of England, IDRIS TECHNOLOGY LIMITED, organized under the laws of England, FEDERAL SIGNAL TECHNOLOGIES (HONG KONG) LIMITED, organized in Hong Kong, FEDERAL SIGNAL DO BRASIL PARTICIPAÇÕES LTDA, organized in Brazil, FEDERAL APD DE MEXICO, S.A. DE C.V., organized in Mexico, and FEDERAL APD DO BRASIL LTDA, organized in Brazil, in favor of 3M COMPANY, a Delaware corporation (“Buyer Parent”), and one or more subsidiaries of Buyer Parent designated pursuant to Section 6.4 of the Purchase Agreement (as defined below) (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, Seller Parent and Buyer Parent desire to amend Section 2.9 (“Purchase Price Allocation”) of the Purchase Agreement; and

WHEREAS, the Purchase Agreement may be amended or modified by an agreement in writing executed by Buyer Parent and Seller Parent pursuant to Section 13.2 (“Amendment”) of the Purchase Agreement.

NOW, THEREFORE, Seller Parent and Buyer Parent hereby amend the Purchase Agreement as follows:

1. Section 2.9(a) of the Purchase Agreement is hereby amended and restated in its entirety to reflect the changes set forth below:

2.9 Purchase Price Allocation. The Purchase Price (plus Assumed Liabilities, to the extent properly taken into account under the Code), increased or decreased, as the case may be, by the Purchase Price Adjustment, shall be allocated among the Assets in accordance with Section 1060 of the Code and Treasury regulations promulgated thereunder (and any similar provision of state, local or foreign Law, as appropriate) (the “Allocation”). To the extent necessary to determine the amount of Transfer Taxes or other Taxes required to be paid at or in connection with the Closing, a preliminary Allocation (the “Preliminary Allocation”) shall be prepared by Duff & Phelps at least twenty (20) days prior to the Closing Date. The Seller Parent shall be responsible for one-third (1/3) of the fees and costs of the engagement of Duff & Phelps but only up to the amount of $16,667. The Buyer Parent shall be responsible for all the remaining fees and costs of the engagement of Duff & Phelps. Seller Parent and Buyer Parent shall work in good faith to resolve any disputes relating to the Preliminary Allocation. The engagement of Duff & Phelps shall include reasonable assurances of confidentiality and use of information of Seller Parent, Buyer Parent and their respective Affiliates. If Seller Parent and Buyer Parent are unable to resolve any such dispute regarding the Preliminary Allocation within ten (10) days of Seller Parent’s delivery of the Preliminary Allocation to Buyer Parent, such dispute shall be resolved promptly by the Independent Accountant, the costs of which shall be borne equally by Seller Parent and Buyer Parent. Within sixty (60) days after the determination of the Purchase Price Adjustment, Duff & Phelps shall deliver to Seller Parent and Buyer Parent a final Allocation (the “Final Allocation”). Seller Parent and Buyer Parent shall work in good faith to resolve any disputes relating to the Final Allocation. If Seller Parent and Buyer Parent are unable to resolve any such dispute regarding the Final Allocation within ten (10) days of Seller Parent’s delivery of the Final Allocation to Buyer Parent, such dispute shall be resolved promptly by the Independent Accountant, the costs of which shall be borne equally by Seller Parent and Buyer Parent.

2. This Amendment may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

3. Except as herein provided, all of the terms, covenants and conditions of the Purchase Agreement shall remain in full force and effect.

4. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Minnesota.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

BUYER PARENT:

3M COMPANY

By:	/s/ John R. Houle
Name: John R. Houle
Title: Vice President and General Manager Traffic Safety Systems Division

SELLER PARENT:

FEDERAL SIGNAL CORPORATION

By:	/s/ Jennifer L. Sherman
Name: Jennifer L. Sherman
Title: Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT